Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-77457 and No. 333-112877 on Form S-8 of the Brunswick Corporation of our report dated June 19, 2012 appearing in this Annual Report on Form 11-K of the Brunswick Retirement Savings Plan for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 19, 2012

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-112878 and No. 333-77457 on Form S-8 of the Brunswick Corporation of our report dated June 19, 2012 appearing in this Annual Report on Form 11-K of the Brunswick Rewards Plan for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 19, 2012